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                                                                    EXHIBIT 3.56

                          LIMITED PARTNERSHIP AGREEMENT

                                       of

                         PRIMEDIA WORKPLACE LEARNING LP

          THE UNDERSIGNED is executing this Limited Partnership Agreement ("AGREEMENT") for the purpose of forming a limited partnership (the "PARTNERSHIP") pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Sections 17-101 ET SEQ. (the "ACT"), and do hereby certify and agree as follows:

          1. NAME. The name of the Partnership shall be PRIMEDIA Workplace Learning LP, or such other name as the General Partner may from time to time hereafter designate.

          2. DEFINITIONS. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

               "CODE" means the Internal Revenue Code of 1986, as amended.

               "EVENT OF WITHDRAWAL OF THE GENERAL PARTNER" means an event that caused the General Partner to cease to be a general partner of the Partnership as provided in Section 17-402 of the Act.

               "GENERAL PARTNER" means Haas Publishing Companies Inc.

               "LIMITED PARTNERS" means those persons shown as limited partners on the signature pages hereof and as otherwise set forth in the books and records of the Partnership, and all other persons or entities admitted as additional or substitute Limited Partners pursuant to this Agreement, so long as they remain Limited Partners.

               "PARTNERS" means those persons or entities who from time to time are the General Partner and the Limited Partners. Each Partner shall own the aggregate rights and interest in the Partnership as set forth on Exhibit A.

               "REGULATIONS" mean the regulations promulgated under sections 704(b) and 704(c) of the Code.

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          3.   PURPOSE. The principal purpose of the Partnership is to operate the business of Partnership, and any other lawful purpose. The Partnership shall have the power to engage in all activities and transactions which the General Partner deems necessary or advisable in connection with the foregoing.

          4.   OFFICES.

               (a) The principal place of business and office of the Partnership shall be located at, and the Partnership's business shall be conducted from, such place or places as the General Partner may designate to the Partners from time to time.

               (b) The registered office of the Partnership in the State of Delaware shall be located at c/o National Registered Agents, Inc. 9 East Loockerman Street, Dover, Delaware 19901. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware shall be National Registered Agents, Inc. 9 East Loockerman Street, Dover, Delaware 19901.

          5. PARTNERS. The name and business or residence address of each Partner of the Partnership, the General Partner and the Limited Partners being separately designated, are as set forth in the books and records of the Partnership.

          6. TERM. The term of the Partnership commenced on the date of filing of the Certificate of Limited Partnership of the Partnership in accordance with the Act and shall continue until termination of the Partnership in accordance with Section 14 of this Agreement.

          7.   MANAGEMENT OF THE PARTNERSHIP.

          (a) The General Partner shall have the exclusive right to manage the business of the Partnership, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Partnership and, in general, all powers permitted to be exercised by a general partner under the laws of the State of Delaware. The General Partner may appoint, employ, or otherwise contract with any persons or entities for the transaction of the business of the Partnership or the performance of services for or on behalf of

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the Partnership, and the General Partner may delegate to any such person or entity such authority to act on behalf of the Partnership as the General Partner may from time to time deem appropriate.

               (b) No Limited Partner, in his status as such, shall have the right to take part in the management or control of the business of the Partnership or to act for or bind the Partnership or otherwise to transact any business on behalf of the Partnership.

          8.   CAPITAL CONTRIBUTIONS.

               Partners shall make capital contributions to the Partnership in such amounts and at such times as the General Partner shall determine, subject to any written agreements between the General Partner and a Limited Partner, and such amount of capital contributions of each Partner shall be reflected in the books and records of the Partnership.

9.       ASSIGNMENTS OF PARTNERSHIP INTEREST.

               (a) No Limited Partner may sell, assign, pledge or otherwise transfer or encumber (collectively "TRANSFER") all or any part of his interest in the Partnership, nor shall any Limited Partner have the power to substitute a transferee in his place as a substitute Limited Partner, without, in either event, having obtained the prior written consent of the General Partner, which consent may be given or withheld in its sole discretion.

               (b) The General Partner may transfer or assign its interest as a general partner in the Partnership. A person who is admitted as an additional or substitute General Partner shall thereby become a General Partner and shall have the right to manage the affairs of the Partnership and to vote as a Partner to the extent of the interest in the Partnership so acquired. The General Partner shall not cease to be the general partner of the Partnership upon the collateral assignment of or the pledging or granting of a security interest in its entire interest in the Partnership.

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          10.  WITHDRAWAL. No Limited Partner shall have the right to withdraw from the Partnership except with the consent of the General Partner and upon such terms and conditions as may be specifically agreed upon between the General Partner and the withdrawing Limited Partner. The provisions hereof with respect to distributions upon withdrawal are exclusive and no Partner shall be entitled to claim any further or different distribution upon withdrawal under Section 17-604 of the Act or otherwise.

          11. ADDITIONAL PARTNERS. The General Partner shall have the right to admit additional Limited Partners upon such terms and conditions, at such time or times, and for such capital contributions as shall be determined by the General Partner.

          12. ALLOCATIONS AND DISTRIBUTIONS. Subject to any written agreements between a Limited Partner and the General Partner or an Affiliate thereof, distributions of cash or other assets of the Partnership shall be made at such times and in such amounts as the General Partner may determine. Distributions shall be made to Partners PRO RATA in accordance with the amount of their contributions to the Partnership. Profits and losses shall be allocated among the Partners in a manner to produce capital accounts consistent with distributions made by the Partnership; PROVIDED, that "nonrecourse deductions" (as defined in the Regulations) shall be allocated among the Partners PRO RATA in accordance with the amount of their contributions. The Partnership shall make allocations that comply with the Regulations, including requiring a "qualified income offset" (as described in the Regulations) and a "minimum gain chargeback" (as described in the Regulations).

          13. RETURN OF CAPITAL. No Partner has the right to receive, and the General Partner has absolute discretion to make, any distributions to a Partner which include a return of all or any part of such Partner's capital contribution, provided that upon the dissolution of the Partnership, the assets of the Partnership shall be distributed as provided in Section 17-804 of the Act.

          14. DISSOLUTION. The Partnership shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

               (a) December 31, 2099;

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               (b) The determination of the General Partner to dissolve the
Partnership; or

               (c) The occurrence of an Event of Withdrawal of the General Partner or any other event causing a dissolution of the Partnership under
Section 17-801 of the Act.

          15. AMENDMENTS. This agreement may be amended by the General Partner without the consent of the Limited Partners, except that any amendment that is materially adverse to any Limited Partner shall require the written consent of such Limited Partner for such amendment to be binding on such Limited Partner. Copies of all amendments hereto will be sent to each Limited Partner within a reasonable period of time after such amendment's effectiveness.

          16. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be an original or telecopy and all of which taken together shall constitute one and the same instrument.

          17. ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or to the Partnership's affairs or the rights or interests of the Partners or Withdrawn Partners or any of them, or the estate or legal representatives of any Withdrawn Partner, or the breach or alleged breach of this Agreement, whether arising during the Partnership term or at or after its dissolution and the winding up of its affairs, shall be settled by arbitration in New York City, New York, (or, if applicable law requires some other forum, then such other forum) in accordance with the rules then obtaining of the U.S. American Arbitration Association. If the parties to any such controversy are unable to agree upon an arbitrator or arbitrators, then an arbitrator shall be appointed in accordance with such rules. The parties consent to the non-exclusive jurisdiction of the Supreme Court of the State of New York, United States and of the United States District Court for the Southern District of New York, United States, for all purposes in connection with any such arbitration. The parties agree that any process or notice of motion or other application to either of such courts, and any paper in connection with any such arbitration, may be served by certified mail, return receipt requested, or by personal service or in such other manner as may be permissible under the rules of the applicable court or arbitration tribunal, provided a reasonable time for appearance is allowed.

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          18.  ENTIRE AGREEMENT. The General Partner or an affiliate thereof may, or may cause the Partnership to, enter or has previously entered, into separate letter agreements with certain Partners, officers or employees on terms and conditions not inconsistent with this Agreement; PROVIDED, that, notwithstanding the foregoing, any terms of this Agreement may be made subject to any such letter agreements to the extent provided elsewhere herein.

           IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of May 18, 2003.


                                  LIMITED PARTNER:

                                  PRIMEDIA WORKPLACE LEARNING LLC

                                  By:    /s/ Beverly C. Chell
                                      ---------------------------------------
                                  Name:  Beverly C. Chell
                                  Title: Vice Chairman


                                  GENERAL PARTNER:

                                  HAAS PUBLISHING COMPANIES, INC.

                                  By:    /s/ Beverly C. Chell
                                      ---------------------------------------
                                  Name:  Beverly C. Chell
                                  Title: Vice Chairman

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                                    EXHIBIT A
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
PRIMEDIA Workplace Learning LLC            99%

Haas Publishing Companies, Inc.             1%
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